SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           TURBODYNE TECHNOLOGIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)
                                   95-4699061
                      (I.R.S. Employer Identification No.)

                                      3110
            (Primary Standard Industrial Classification Code Number)

                         21700 OXNARD STREET, SUITE 1550
                        WOODLAND HILLS, CALIFORNIA  91367
               (Address of Principal Executive Offices) (Zip Code)

              TURBODYNE TECHNOLOGIES INC. 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                       KHAL KADER, CHIEF FINANCIAL OFFICER
                           TURBODYNE TECHNOLOGIES INC.
                         21700 OXNARD STREET, SUITE 1550
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 593-2282
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              JULIE M. KAUFER, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                       LOS ANGELES, CALIFORNIA 90067-3010


                         CALCULATION OF REGISTRATION FEE

=========================== ============================ ========================== ========================  ======================
                                                             Proposed Maximum          Proposed Maximum
  Title of Securities to            Amount to be             Offering Price Per        Aggregate Offering               Amount of
       be Registered                 Registered                    Share                     Price                  Registration Fee
       =============                 ==========              ==================        ==================        ===================
       Common Stock               2,001,600 Shares                $5.25                  $10,508,400                     $3,100

       Common Stock               1,998,400 Shares                $5.47(1)               $10,931,248(1)                  $3,225

=========================== ============================ ========================== ========================  ======================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on September 21, 1998.

                                     PART I*

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by the Company with the Commission are incorporated herein by reference:

       (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1997, filed with the Commission on July 15, 1998.

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998.

       (c) The Company's Current Reports on Form 6-K, dated April 7, 1998, April 9, 1998, April 10, 1998, April 27, 1998, April 28, 1998, May
             26, 1998,  June 2, 1998, June 11, 1998, July 2, 1998, July 7, 1998,
             July 13, 1998, July 15, 1998 and July 16, 1998.

       (d) The Company's Current Reports on Form 8-K, dated August 13, 1998 and September 18, 1998.

       (e) The description of the Common Stock contained in the Registration Statement on Form 20-F filed by the Company pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

       (f) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

       The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Certificate of Incorporation and Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       The Company's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

       The Registrant has entered into separate agreements (the " Agreements") with certain of its directors and officers (the "Indemnitees") providing for the Indemnitees' indemnification on substantially identical terms. Pursuant to the terms and conditions of the Agreements, the Registrant agrees to indemnify, to the maximum extent permitted by California law, each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer arising from or growing out of services rendered to the Registrant, or any subsidiary, pursuant to the terms of the Agreement, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

4.1       Turbodyne Technologies Inc. 1998 Stock Incentive Plan.

5.1       Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

23.1      Consent of Morgan and Company, Chartered Accountants.

23.2      Consent of  KPMG Peat Marwick LLP.

23.3 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in its opinion as Exhibit 5.1).

24.1      Power of Attorney (included on signature page).

-----------------------------------------------------

ITEM 9.  UNDERTAKINGS.

       The undersigned registrant hereby undertakes as follows:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering; and

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 23rd day of September 1998.


                                        TURBODYNE TECHNOLOGIES, INC.
                                        (Registrant)


                                         By: /S/ LEON NOWEK
                                             -------------------------
                                             Leon Nowek
                                             Vice Chairman



                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Leon Nowek as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                  Title                       Date
----------------------------------------------------------     -----------------

/S/ WALTER F. WARE             Chief Executive Officer,       September 23, 1998
-------------------------       President and Director
  Walter F. Ware


/S/ EDWARD HALIMI              Chairman of the Board and      September 15, 1998
-------------------------                    Director
  Edward Halimi


/S/ KHAL KADER                 Chief Financial Officer        September 23, 1998
-------------------------
  Khal Kader


/S/ LEON NOWEK
-------------------------      Vice Chairman of the Board,    September 23, 1998
  Leon Nowek                     Secretary and Director


/S/ DANIEL GERONAZZO                   Director               September 16, 1998
-------------------------
  Daniel Geronazzo


/S/ WENDELL R. ANDERSON                Director               September 16, 1998
-------------------------
  Wendell R. Anderson


                                       Director
-------------------------                                     ------------- ----
  Robert Taylor

/S/ SADAYAPPA DURAIRAJ                 Director               September 16, 1998
-------------------------
  Sadayappa Durairaj

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                    EXHIBIT DESCRIPTION             SEQUENTIALLY
-----------                    -------------------             NUMBERED PAGE
                                                               -------------

4.1      Turbodyne Technologies Inc. 1998 Stock Incentive Plan.

5.1      Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

23.1     Consent of Morgan and Company, Chartered Accountants.

23.2     Consent of  KPMG Peat Marwick LLP.

23.3 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in its opinion as Exhibit 5.1).

24.1     Power of Attorney (included on signature page).